Exhibit 99.1

Verisign Reports 15 Percent Year-Over-Year Revenue Growth in First Quarter 2013

RESTON, VA - April 25, 2013 - VeriSign, Inc. (NASDAQ: VRSN), the global leader in domain names, today reported financial results for the first quarter ended March 31, 2013.

First Quarter GAAP Financial Results
VeriSign, Inc., and subsidiaries (“Verisign”) reported revenue of $236 million for the first quarter of 2013, up 15 percent from the same quarter in 2012. Verisign reported net income of $85 million and diluted earnings per share (EPS) of $0.52 for the first quarter of 2013, compared to net income of $68 million and diluted EPS of $0.42 in the same quarter in 2012. The operating margin was 56.4 percent for the first quarter of 2013 compared to 48.1 percent for the same quarter in 2012.

First Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $94 million and diluted EPS of $0.58 for the first quarter of 2013, compared to net income of $68 million and diluted EPS of $0.42 for the same quarter in 2012. The non-GAAP operating margin was 59.6 percent for the first quarter of 2013 compared to 51.9 percent for the same quarter in 2012. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“The first quarter demonstrates our continued focus and discipline in the execution of our strategic framework,” commented Jim Bidzos, executive chairman, president and chief executive officer.

“We are pleased with the successful completion of our $750 million senior unsecured notes offering,” stated George Kilguss III, senior vice president and chief financial officer.

Financial Highlights

•
On April 16, 2013, Verisign issued $750 million of 4.625% Senior Notes due May 2023. Verisign used a portion of the proceeds from the offering to repay the $100 million in outstanding indebtedness under its existing revolving credit facility and intends to use the remaining amount for general corporate purposes, including, but not limited to, the repurchase of shares under its share repurchase program.

•	Verisign ended the first quarter with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $1.57 billion, an increase of $9 million from year-end 2012.

•	Cash flow from operations was $151 million for the first quarter compared with $110 million for the same quarter in 2012.

•	Deferred revenues on March 31, 2013, totaled $847 million, an increase of $34 million from year-end 2012.

•	Capital expenditures were $17 million in the first quarter of 2013.

•
During the first quarter, Verisign repurchased approximately 3.0 million shares of its common stock for a cost of approximately $132 million. At March 31, 2013, approximately $844 million remained available and authorized under the current share repurchase program.

•
For purposes of calculating diluted EPS, the first quarter diluted share count included 7.9 million shares related to the subordinated convertible debentures, compared with 2.5 million shares in the same quarter in 2012. These represent diluted shares and not shares that have been issued.

•
Due to the stock price exceeding the subordinated convertible debentures trigger price during the first quarter of 2013, holders have the option to convert the debentures into common stock during the second quarter of 2013. Consequently, the debt component of the subordinated convertible debentures, the related embedded derivative, and deferred tax liability were reclassified from long-term liabilities to current liabilities, while the associated unamortized debt issuance costs were reclassified from long-term assets to current assets, as of March 31, 2013.

Business Highlights

•
Verisign Registry Services added 1.99 million net new names and ended the first quarter with 123.1 million active domain names in the zone for .com and .net, representing a 5.5 percent increase year over year.

•	In the first quarter, Verisign processed 8.8 million new domain name registrations as compared to 8.9 million for the same quarter a year prior.

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012, and 30 percent for the other periods presented herein, both of which differ from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income is appended to this release.

Today's Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the first quarter 2013 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 981-5593 (international), conference ID 8794577. A listen-only live web cast and accompanying slide presentation of the first quarter 2013 earnings conference call will also be available at http://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today's conference call are available at http://investor.verisign.com.

About Verisign
As the global leader in domain names, Verisign powers the invisible navigation that takes people to where they want to go on the Internet. For more than 15 years, Verisign has operated the infrastructure for a portfolio of top-level domains that today include .com, .net, .tv, .edu, .gov, .jobs, .name and .cc, as well as two of the world's 13 Internet root servers. Verisign's product suite also includes Distributed Denial of Service (DDoS) Protection Services, iDefense Security Intelligence Services and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF
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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing and advertising practices, including those of third-party registrars; changes in search engine algorithms and advertising payment practices; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether we will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction and whether our gTLD applications or the applicants' gTLD applications for which we have contracted to provide back-end registry services will be successful. More information about potential factors that could affect the our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2013 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$78,620	$130,736
Marketable securities	1,483,827	1,425,700
Accounts receivable, net	13,617	11,477
Deferred tax assets	286	44,756
Prepaid expenses and other current assets	38,849	30,795
Total current assets	1,615,199	1,643,464
Property and equipment, net	333,183	333,861
Goodwill	52,527	52,527
Long-term deferred tax assets	52,793	7,299
Other long-term assets	17,411	25,325
Total long-term assets	455,914	419,012
Total assets	$2,071,113	$2,062,476
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$119,986	$130,391
Subordinated convertible debentures, including contingent interest derivative	606,142	—
Deferred revenues	591,356	564,627
Deferred tax liabilities	388,923	—
Total current liabilities	1,706,407	695,018
Long-term deferred revenues	255,438	247,955
Subordinated convertible debentures, including contingent interest derivative	—	597,614
Long-term debt	100,000	100,000
Long-term deferred tax liabilities	3,657	386,914
Other long-term tax liabilities	44,747	44,298
Total long-term liabilities	403,842	1,376,781
Total liabilities	2,110,249	2,071,799
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 319,745 at March 31, 2013 and 318,722 at December 31, 2012; Outstanding shares: 151,185 at March 31, 2013 and 153,392 at December 31, 2012	320	319
Additional paid-in capital	19,777,251	19,891,291
Accumulated deficit	(19,816,032)	(19,900,545)
Accumulated other comprehensive loss	(675)	(388)
Total stockholders’ deficit	(39,136)	(9,323)
Total liabilities and stockholders’ deficit	$2,071,113	$2,062,476

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues	$236,447	$205,726
Costs and expenses:
Cost of revenues	47,254	41,256
Sales and marketing	18,104	27,815
Research and development	18,176	14,765
General and administrative	19,649	23,508
Restructuring charges	—	(548)
Total costs and expenses	103,183	106,796
Operating income	133,264	98,930
Interest expense	(12,596)	(12,340)
Non-operating (loss) income, net	(5,777)	807
Income from continuing operations before income taxes	114,891	87,397
Income tax expense	(30,378)	(21,292)
Income from continuing operations, net of tax	84,513	66,105
Income from discontinued operations, net of tax	—	1,904
Net income	84,513	68,009
Unrealized loss on investments, net of tax	(267)	(5)
Realized gain on investments, net of tax, included in net income	(20)	(5)
Other comprehensive loss	(287)	(10)
Comprehensive income	$84,226	$67,999

Basic income per share:
Continuing operations	$0.55	$0.41
Discontinued operations	—	0.02
Net income	$0.55	$0.43
Diluted income per share:
Continuing operations	$0.52	$0.41
Discontinued operations	—	0.01
Net income	$0.52	$0.42
Shares used to compute net income per share
Basic	152,543	159,344
Diluted	161,346	162,881

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$84,513	$68,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	15,118	12,741
Stock-based compensation	7,594	8,130
Excess tax benefit associated with stock-based compensation	(11,808)	(3,567)
Deferred income taxes	4,787	10,560
Other, net	10,742	1,006
Changes in operating assets and liabilities
Accounts receivable	(2,280)	1,392
Prepaid expenses and other assets	3,210	9,822
Accounts payable and accrued liabilities	4,549	(52,534)
Deferred revenues	34,212	54,719
Net cash provided by operating activities	150,637	110,278
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	706,244	5,060
Purchases of marketable securities	(764,268)	(5,082)
Purchases of property and equipment	(17,115)	(12,917)
Other investing activities	(3,426)	—
Net cash used in investing activities	(78,565)	(12,939)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	8,733	11,390
Repurchases of common stock	(142,892)	(75,149)
Excess tax benefit associated with stock-based compensation	11,808	3,567
Other financing activities	—	189
Net cash used in financing activities	(122,351)	(60,003)
Effect of exchange rate changes on cash and cash equivalents	(1,837)	2,355
Net (decrease) increase in cash and cash equivalents	(52,116)	39,691
Cash and cash equivalents at beginning of period	130,736	1,313,349
Cash and cash equivalents at end of period	$78,620	$1,353,040
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$20,393	$20,036
Cash paid for income taxes, net of refunds received	$729	$13,186

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2013		March 31, 2012
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$133,264	$84,513	$98,930	$68,009
Discontinued operations				(1,904)
Adjustments:
Stock-based compensation	7,594	7,594	8,130	8,130
Amortization of other intangible assets	—	—	323	323
Restructuring charges	—	—	(548)	(548)
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		6,433		813
Non-cash interest expense		1,914		1,620
Tax adjustment		(6,255)		(8,028)
Non-GAAP	$140,858	$94,199	$106,835	$68,415

Revenues	$236,447		$205,726
Non-GAAP operating margin	59.6%		51.9%
Diluted shares		161,346		162,881
Per diluted share, non-GAAP		$0.58		$0.42

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012 and 30 percent for all other periods presented herein, both of which differ from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign's operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors' overall understanding of our financial performance and the comparability of Verisign's operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Three Months Ended March 31,
	2013	2012
Cost of revenues	$1,540	$1,537
Sales and marketing	1,487	1,516
Research and development	1,895	1,242
General and administrative	2,672	3,835
Total stock-based compensation expense	$7,594	$8,130

VERISIGN, INC.
SUPPLEMENTARY FINANCIAL INFORMATION
(Unaudited)

Following the offering of the 4.625% Senior Notes due 2023 (the "Notes"), Verisign is disclosing its Adjusted EBITDA for the periods shown below. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indenture governing the Notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
The following table reconciles GAAP net income to Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended March 31,
	2013	2012
Net Income	$84,513	$68,009
Interest expense	12,596	12,340
Income tax expense	30,378	21,474
Depreciation and amortization	15,118	12,741
Stock-based compensation	7,594	8,130
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	6,433	813
Unrealized gain on hedging agreements	(894)	(274)
Adjusted EBITDA	$155,738	$123,233

Four Quarters Ended
March 31, 2013
Net Income	$336,535
Interest expense	50,452
Income tax expense	112,710
Depreciation and amortization	57,195
Stock-based compensation	32,826
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	5,198
Unrealized gain on hedging agreements	(321)
Adjusted EBITDA	$594,595
Verisign's management believes that presenting Adjusted EBITDA enhances investors' overall understanding of Verisign's financial performance and the comparability of Verisign's operating results from period to period. However, Adjusted EBITDA has important limitations as an analytical tool. These limitations include, but are not limited to, the following:

•	Adjusted EBITDA does not reflect Verisign's cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, Verisign's working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on Verisign's debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•
non-cash compensation is and will remain a key element of Verisign's overall long-term incentive compensation package, although Verisign excludes it as an expense when evaluating its ongoing operating performance for a particular period; and

•	other companies in our industry may calculate Adjusted EBITDA differently than Verisign does, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.